                   Kimco Realty Corporation and Subsidiaries
        Computation of Ratio of Earnings to Combined Fixed Charges and
                        Preferred Dividend Requirements

                                                        Three Months                  Year Ended December 31,
                                                           Ended      --------------------------------------------------------
                                                      March 31, 1996      1995           1994          1993           1992
                                                      --------------  -----------    -----------    -----------    -----------

Income before extraordinary items                      $15,927,735    $51,921,799    $41,071,338    $35,159,112    $18,964,005

Add
   Portion of rents representative of the
 interest factor                                           841,220      1,451,048        104,918        167,263        282,690
   Interest and related debt expenses                    6,901,675     27,375,415     22,032,025     18,998,491     20,239,772
                                                       -----------    -----------    -----------    -----------    -----------

                                                        23,670,630     80,748,262     63,208,281     54,324,866     39,486,467

Adjustment for equity share in partnerships                 52,900        504,238        652,725     (2,067,263)       391,306
                                                       -----------    -----------    -----------    -----------    -----------

   Income before extraordinary items, as adjusted      $23,723,530    $81,252,500    $63,861,006    $52,257,603    $39,877,773
                                                       ===========    ===========    ===========    ===========    ===========

Combined Fixed Charges and Preferred Stock
 Dividend Requirements-
   Interest and related debt expenses                   $6,901,675    $27,221,385    $21,877,995    $18,998,491    $20,239,772
   Portion of rents representative of the
 interest factor                                           841,220      1,451,048        104,918        167,263        282,690
   Preferred stock dividend requirements                 2,515,625      7,630,556      5,812,500      1,582,125              0
                                                       -----------    -----------    -----------    -----------    -----------
 Combined Fixed Charges and Preferred Stock
  Dividend Requirements                                $10,258,520    $36,302,989    $27,795,413    $20,747,879    $20,522,462
                                                       ===========    ===========    ===========    ===========    ===========

Ratio of Earnings to Combined Fixed Charges and
    Preferred Stock Dividend Requirements                      2.3            2.2            2.3            2.5            1.9
                                                       ===========    ===========    ===========    ===========    ===========

                   Kimco Realty Corporation and Subsidiaries
               Computation of Ratio of Earnings to Fixed Charges

                                                        Three Months                  Year Ended December 31,
                                                           Ended      --------------------------------------------------------
                                                      March 31, 1996      1995           1994          1993           1992
                                                      --------------  -----------    -----------    -----------    -----------
Income before extraordinary items                      $15,927,735    $51,921,799    $41,071,338    $35,159,112    $18,964,005

Add
   Portion of rents representative of the
 interest factor                                           841,220      1,451,048        104,918        167,263        282,690
   Interest and related debt expenses                    6,901,675     27,375,415     22,032,025     18,998,491     20,239,772
                                                       -----------    -----------    -----------    -----------    -----------

                                                        23,670,630     80,748,262     63,208,281     54,324,866     39,486,467

Adjustment for equity share in partnerships                 52,900        504,238        652,725     (2,067,263)       391,306
                                                       -----------    -----------    -----------    -----------    -----------

   Income before extraordinary items, as adjusted      $23,723,530    $81,252,500    $63,861,006    $52,257,603    $39,877,773

Fixed Charges-
   Interest and related debt expenses                   $6,901,675    $27,221,385    $21,877,995    $18,998,491    $20,239,772
   Portion of rents representative of the
 interest factor                                           841,220      1,451,048        104,918        167,263        282,690
                                                       -----------    -----------    -----------    -----------    -----------

    Fixed Charges                                       $7,742,895    $28,672,433    $21,982,913    $19,165,754    $20,522,462
                                                       ===========    ===========    ===========    ===========    ===========

Ratio of Earnings to Fixed Charges                             3.1            2.8            2.9            2.7            1.9
                                                       ===========    ===========    ===========    ===========    ===========
